UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

Covisint Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
One Campus Martius, Suite 700, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 961-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 23, 2014, Covisint Corporation (“Covisint”) issued a press release announcing financial results for its second quarter ended September 30, 2014 and certain other information.  A copy of the press release is furnished with the Report as Exhibit 99.1. The Registrant intends to hold an investor call and webcast to discuss these results on October 23, 2014, at 4:45 p.m. Eastern Time. Additional presentation materials relating to such call are furnished hereto as Exhibit 99.2 and are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including but not limited to statements set forth in the attached press release and additional presentation materials, may constitute forward-looking statements. These forward looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Covisint’s expectations in these statements. For more information about other risks that could affect the forward-looking statements herein, please see Covisint’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, and other filings made with the Securities and Exchange Commission. Covisint expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

Item 7.01. Regulation FD Disclosure,

The disclosures in Item 2.02 of this report, the press release furnished as Exhibit 99.1 to this Report, and the additional presentation materials furnished as Exhibit 99.2 to this Report, are incorporated in this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated October 23, 2014.

99.2	Presentation materials dated October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date: October 23, 2014                        By:    /s/ Enrico Digirolamo
Enrico Digirolamo
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated October 23, 2014
99.2	Presentation materials dated October 23, 2014